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                           AMENDMENT OF PURCHASE AGREEMENT



    This Amendment of Purchase Agreement is entered into as of March 31, 1996, between CardioDynamics International Corporation (the "Company" and CardioDynamics Holdings, LLC ("LLC"). It amends the Purchase Agreement dated February 7, 1995, between the Company and LLC and contemplates amendment of the Secured Convertible Promissory Note (as amended to date, the "Note") issued by the Company to LLC thereunder.


    1. The Note shall be amended to implement an optional advance note format.

    2. The maximum Optional Advance (as defined in Section 3 of the Purchase Agreement) above the initial $100,000 principal amount of the Note shall be amended to be $1,875,000; inasmuch as an additional $75,000 advance has already been made and $150,000 of principal has already been converted, this means the maximum additional advances after today shall be $1,800,000 and the maximum principal amount of the Note after today shall be $1,825,000.

    3.   The scheduled maturity date of the Note shall be March 31, 1998.

    4. LLC shall have the right (but not the obligation) to make any or all of the Optional Advance (i.e., up to $1,800,000 additional advances after today) at any time or times through March 31, 1998, regardless of whether or not the Company desires to borrow additional sums.

    5. Beginning March 31, 1996, the Conversion Price of the Note shall be $0.25 and shall continue to be subject to adjustment as provided in Section 2.2 of the original Note, but shall no longer be subject to automatic percentage increases.

    6. In view of the amendments of the Purchase Agreement set forth in Sections 1 through 5 of this Amendment, the Company will execute and deliver to LLC a Third Amended and Restated Secured Convertible Promissory Note in the form attached hereto as Exhibit A, against surrender (for voiding) of the outstanding Second Amended and Restated Convertible Promissory Note.

    7. Except as expressly set forth herein, the Purchase Agreement shall remain unchanged and in full force and effect.



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    IN WITNESS WHEREOF, the parties have executed and delivered this Amendment of Purchase Agreement as of March 31, 1996.


                        CARDIODYNAMICS INTERNATIONAL
                        CORPORATION


                        By:  /s/ Richard E. Otto
                             -------------------
                                 Richard E. Otto
                                 President/CEO


                        CARDIODYNAMICS HOLDINGS, LLC


                        By:  /s/ Allen E. Paulson
                             --------------------
                                 Allen E. Paulson
                                 Member

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